Exhibit 10.16

INGEVITY CORPORATION
Non-Employee Director Deferred Compensation Plan

1.
General. The Non-Employee Director Deferred Compensation Plan (the “Plan”) as set forth herein, has been adopted under the Ingevity Corporation Omnibus Incentive Plan (the “Equity Plan”) by the Board of Directors (the “Board”) of Ingevity Corporation (the “Company”). The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board to those of the Company’s shareholders. Capitalized but undefined terms used herein shall have the meanings provided for in the Equity Plan.

2.
Administration. The Plan will be administered by the Compensation Committee of the Board subject to the provisions of the Equity Plan and the Company’s Non-Employee Director Compensation Policy as in effect from time to time (the “Director Compensation Policy”) and subject to applicable law. The Administrator will have full power and authority to supervise the administration and interpret the provisions of the Plan and to authorize and supervise any crediting of DSUs or issuance or payment of Common Stock hereunder. Any determination or action of the Administrator in connection with the interpretation or administration of the Plan will be final, conclusive and binding on all parties. The Administrator (and each member thereof) will not be liable for any determination made, or any decision made, or action taken, with respect to the Plan.

3.
Eligibility. Each member of the Board who is eligible to receive compensation under the Director Compensation Policy (each “Non-Employee Director”) shall be eligible to receive DSUs in accordance with the Plan. Each such eligible Non-Employee Director who elects to participate in the Plan will be referred to herein as a “Participant.”

4.
Non-Employee Director Compensation Generally. The amount and kind of compensation paid to each Participant for service as a Non-Employee Director (“Non-Employee Compensation”) and the amount and kind of compensation eligible for a deferral election will be determined from time to time in accordance with the Director Compensation Policy, as such policy may be amended by the Board from time to time. In the event of any conflict between the terms of this Plan and the Director Compensation Policy, the terms of the Director Compensation Policy shall control except as otherwise required to comply with Section 409A of the Internal Revenue Code (the “Code”). Notwithstanding any provision of the Plan to the contrary, a Non-Employee Director shall be permitted to make a Deferral Election with respect to Director Compensation only to the extent permitted by the Director Compensation Policy.

Exhibit 10.16

5.	Deferral Elections.

a.
To the extent permitted by the Director Compensation Policy or otherwise permitted by the Board, a Non-Employee Director may make an irrevocable deferral election (a “Deferral Election”) to defer payment of all of his Director Compensation in accordance with the terms of the Plan.

b.
In order to make a Deferral Election pursuant to Section 5a. of the Plan, a Non-Employee Director must deliver to the Company a written notice in a form prescribed by the Company (the “Deferral Election Form”) setting forth and clearly identifying the Director Compensation (e.g., Annual Retainer, Other Compensation or RSUs) subject to the Deferral Election acknowledging that 100% of such compensation will be deferred and paid in DSUs in accordance with the Plan.

c.
The Deferral Election must be delivered no later than (and shall become irrevocable as of) the last business day of the calendar year prior to the year for which such Director Compensation is to be paid (the “Service Year”), and will be effective with respect to Director Compensation earned for such Service Year; provided, however, that any newly eligible Director who is initially elected to the Board may deliver the Deferral Election Form within 30 days of the date on which such Director becomes a Director, and such Deferral Election Form will be irrevocable as of the close of the business on the date it is delivered, and will be effective with respect to Director Compensation earned after the date it is delivered for the remainder of the Service Year in which such Director becomes a Director.

d.
For purposes of the Plan, except as otherwise provided for in the Equity Plan or award terms and conditions, the “Deferred Payment Date” means the Participant’s Separation from Service on the Board within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).

e.
Notwithstanding the foregoing, a Participant may only revoke or modify a Deferral Election Form subject to proof of an “unforeseeable emergency” (within the meaning of Treasury Regulation 1.409A-3(i)(3), as determined by the Administrator, and other limitations and restrictions as the Administrator may prescribe in its sole discretion by delivering a revised Deferral Election Form, which must be approved by the Administrator. If a Participant is allowed to discontinue a deferral election during a calendar year, he or she will not be permitted to elect a new deferral until the next calendar year.

Exhibit 10.16

6.	Deferred Stock Unit or DSU Accounts.

a.
If a Participant elects to receive DSUs under Section 5 of the Plan, notional shares of DSUs will be credited to a bookkeeping account in the Participant’s name as of the day the Director Compensation to which the DSU relates and would have been paid. The number of notional shares of DSU may be subject to vesting and forfeiture as provided in the Director Compensation Policy. Each notional share in a Participant’s bookkeeping account (“DSU Account”) shall represent the right to receive one share of Common Stock at such time as it provided in Section 7 below.

b.
Participants shall be entitled to Dividend Equivalents with respect to each notional share in the Participant’s DSU Account credited in similar fashion to how all dividends are treated with respect to RSUs under the terms of the Equity Plan. All Dividend Equivalents credited to any DSUs will be deferred until the Deferred Payment Date and shall be subject to the same vesting and forfeiture conditions, if any, applied to the DSU in respect of which such Dividend Equivalents were credited.

c.
Subject to Section 7b. of the Plan, DSUs will be subject to a deferral period beginning on the date of crediting to the Participant’s account and ending upon the Deferred Payment Date. During such deferral period, the Participant will have no rights as a Company shareholder with respect to his or her DSUs.

7.	Delivery of Award.

a.
Subject to Section 7b. of the Plan, the number of vested shares in the Participant’s DSU Account as of the Deferred Payment Date will be delivered on or as soon as practicable, but in no event more than 60 days after the Deferred Payment Date. The Company will deliver the shares of Common Stock a Participant is entitled to receive in accordance with the terms of the Plan and the Director Compensation Policy.

b.
Notwithstanding anything in the Plan to the contrary, if at the time of a Director’s Separation from Service, such Director is a “specified employee” as defined in Code Section 409A, as reasonably determined by the Company in accordance with Code Section 409A, and the deferral of the commencement of any distribution otherwise payable hereunder as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then the Company will defer any such distributions hereunder (without any reduction in the amounts ultimately distributed or provided to the Director) until the date that is at least six months following the Director’s Separation from Service with the Company) or the earliest date permitted under Code Section 409A) where upon the Company will distribute to the Director a lump sum amount equal to the cumulative amounts

Exhibit 10.16

that would have otherwise been previously distributed to the Director under this Plan during the period in which such distributions were deferred.

8.	Amendment or Termination.

a.
The Company may at any time amend the Plan, provided that to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such manner and to such degree as required. The Company may terminate the Plan at any time and, in connection with any such termination, may deliver to each Participant the shares of Common Stock credited to his or her account, subject to and in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(or any successor provision thereto). An amendment or termination of the Plan will not adversely affect the right of a Participant to receive Common Stock issuable at the effective date of the amendment or termination.

b.
The Plan is intended to meet the requirements of Code Section 409A and will be interpreted and construed in accordance with Code Section 409A and Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of the Plan or the Director Compensation Policy to the contrary, in the event that following the effective date of this Plan the Administrator determines that any provision of the Plan could otherwise cause any person to be subject to the penalty taxes imposed under Code Section 409A, the Administrator may adopt such amendments to the Plan or adopt other policies and procedures (including amendments policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

9.	Miscellaneous.

a.
The rights, benefits or interests a Participant may have under this Plan are not assignable or transferable and will not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors.

b.
To the extent that the application of any formula described in the Director Compensation Policy does not result in a whole number of shares of Common Stock, the result will be rounded to the next whole number.

Exhibit 10.16

c.	The Plan has been adopted under the Equity Plan and shall be subject to all of the terms and conditions of the Equity Plan (and/or such successor plan, as determined by the Administrator).

d.	The adoption and maintenance of this Plan will not be deemed to be a contract between the Company and a Participant to retain his or her position as a Director.